NEWS RELEASE
December 6, 2021

FOR IMMEDIATE RELEASE	CONTACT: Randall M. Chesler, CEO
(406) 751-4722
Ron J. Copher, CFO
(406) 751-7706
GLACIER BANCORP, INC. ANNOUNCES TRANSFER OF COMMON STOCK LISTING TO THE NEW YORK STOCK EXCHANGE
KALISPELL, MONTANA – Glacier Bancorp, Inc. (NASDAQ: GBCI), a community banking leader in the Western United States and recognized by Forbes as one of the best banks in the country, today announced that it is transferring the listing of its common stock to the New York Stock Exchange (NYSE) from The NASDAQ Global Select Market. Glacier Bancorp’s common stock will begin trading on the NYSE on December 17, 2021 under its current ticker symbol of ‘GBCI’. Glacier Bancorp will continue to trade its common stock on NASDAQ until the close of the market on December 16, 2021.

“Glacier Bancorp is pleased to join the NYSE alongside many of the world’s most well-established and regarded companies,” said Randy Chesler, President and CEO of Glacier Bancorp. “This move is part of our strategic evolution as we continue to focus on generating long-term value for our shareholders. We are grateful for our past partnership with NASDAQ and look forward to our future with the NYSE.”

“We are excited to welcome Glacier Bancorp, one of the country’s prominent regional banks, as it joins the NYSE’s community of icons and disruptors,” said John Tuttle, Vice Chairman and Chief Commercial Officer, NYSE Group.

Glacier Bancorp, Inc. is the parent company for Glacier Bank and its bank divisions: Altabank (American Fork, UT), Bank of the San Juans (Durango, CO), Citizens Community Bank (Pocatello, ID), Collegiate Peaks Bank (Buena Vista, CO), First Bank of Montana (Lewistown, MT), First Bank of Wyoming (Powell, WY), First Community Bank Utah (Layton, UT), First Security Bank (Bozeman, MT), First Security Bank of Missoula (Missoula, MT), First State Bank (Wheatland, WY), Glacier Bank (Kalispell, MT), Heritage Bank of Nevada (Reno, NV), Mountain West Bank (Coeur d’Alene, ID), North Cascades Bank (Chelan, WA), The Foothills Bank (Yuma, AZ), Valley Bank of Helena (Helena, MT), and Western Security Bank (Billings, MT).

Visit Glacier’s website at http://www.glacierbancorp.com